UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): February 22, 2006

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 CityWest Boulevard Building 3, Suite 500 Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

1717 St. James Place, Suite 500, Houston, Texas 77056

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On February 22, 2006, Omega Protein, Inc., the principal operating subsidiary of Omega Protein Corporation (the “Company”), entered into Amendment One (the “Lease Amendment”) to its existing Lease Agreement for its Cameron, Louisiana plant. The Lease Amendment gives the Company subsidiary the right, but not the obligation, to extend the Lease Agreement for an additional 10 year term ending on July 1, 2032. The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.1

On February 23, 2006, the Company entered into a Change of Control and Severance Agreement (the “Agreement”) with Kenneth Robichau, the Company’s Vice President – Tax and Director of Internal Audit. The Agreement provides that Mr. Robichau will continue to receive his base salary from the Company after termination of employment for a one-year period if both: (a) a Change of Control (as defined in the Agreement) occurs, and (b) Mr. Robichau is terminated within one year after the Change of Control because of a Qualifying Termination. As used in the Agreement, “Qualifying Termination” means (i) termination of the employee’s employment for any reason other than death, due cause or disability, (ii) demotion of the employee to a lesser position than the position held by the employee immediately prior to the Change of Control, (iii) any decrease in the employee’s base salary, or (iv) any requirement that the employee move his permanent resident outside the Houston, Texas and surrounding suburbs area. The Agreement also contains restrictions on the employee’s use of any Company confidential information and for a non-competition covenant by the employee for a three year period after termination of employment for any reason.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.2.

On February 23, 2006, the Company entered into a First Amendment (the “Amendment”) to Amended and Restated Employment Agreement dated September 21, 2004 (“Employment Agreement”) with Joseph L. von Rosenberg III, the Company’s President and Chief Executive Officer. The Amendment provides that during Mr. von Rosenberg’s period of employment with the Company, Mr. von Rosenberg will be nominated to be a member of the Board of Directors of the Company with respect to each meeting, or consent in lieu of meeting, of stockholders of the Company at which (a) Class III directors are to be elected if the Board of Directors is divided into classes, or (b) directors are to be elected if the Board of Directors is not divided into classes. The Amendment also provides that if the Board of Directors creates an Executive Committee of the Board during the Mr. von Rosenberg’s period of employment with the Company, Mr. von Rosenberg will be nominated and elected to be a member of that Executive Committee.

The Amendment also provides that if the Company does not comply with the above provisions, or if the stockholders of the Company do not elect Mr. von Rosenberg to the Board of Directors, then those actions will be considered as grounds for “Good Reason” termination by Mr. von Rosenberg under his existing Employment

Agreement if he voluntarily terminates his employment within one year after any of those events. As a result of such termination for Good Reason, Mr. von Rosenberg would be entitled to receive the severance benefits set forth in the Employment Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference and attached hereto as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Shell Company Transactions

None.

(d)	Exhibits

10.1	Amendment One Lease Extension dated February 22, 2006 to Lease Agreement dated July 1, 2002 between the Ardoin Limited Partnership and Omega Protein, Inc.

10.2	Change of Control and Severance Agreement dated as of February 23, 2006 between the Company and Kenneth Robichau.

10.3	First Amendment dated as of February 23, 2006 to Amended and Restated Executive Employment Agreement dated as of September 21, 2004 by and between the Company and Joseph L. von Rosenberg III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: February 24, 2006.	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary